UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 13, 2012
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2012, The Hershey Company (“Company”) announced that David W. Tacka, Vice President, Chief Accounting Officer, will step down as Chief Accounting Officer effective July 1, 2012, in anticipation of his retirement from the Company in 2013. From July 1, 2012, until his retirement, Mr. Tacka will assist with the transition to a new Chief Accounting Officer and lead other special projects. His retirement date in 2013 has not yet been determined.

The Company also announced that Richard M. McConville, Corporate Controller, will become Vice President, Chief Accounting Officer, effective July 1, 2012. Mr. McConville, 58, joined the Company in April 2007 as Director, International Finance and Control and was promoted to his current position in June 2011.

Upon his promotion to Vice President, Chief Accounting Officer, Mr. McConville’s annual base salary (“base salary”) will be $280,000, his 2012 contingent target award level under the annual incentive program (“AIP”) of the Company’s Equity and Incentive Compensation Plan (“EICP”) will be 45% of his base salary and his 2012 contingent target award level under the long-term incentive program (“LTIP”) of the EICP will be 60% of his base salary. Mr. McConville also will be awarded 1,450 performance stock units for the three-year performance cycle ending in 2014. Additional information regarding the Company’s executive compensation program, including information about AIP, LTIP and performance stock unit awards, can be found in the Company’s 2012 proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 14, 2012

THE HERSHEY COMPANY
By: /s/ Humberto P. Alfonso
Humberto P. Alfonso Executive Vice President, Chief Financial Officer and Chief Administration Officer